Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 24, 2024, which includes an explanatory paragraph relating to New Era Helium Corp.’s ability to continue as a going concern, relating to the consolidated financial statements of New Era Helium Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas
December 27, 2024